                                                                       Exhibit B

                                                                  CONFORMED COPY

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                            SHARE PURCHASE AGREEMENT


                                     BETWEEN


                     CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.


                                       AND


                              NRL ACQUISITION CORP.






                                  May 17, 2004




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                               TABLE OF CONTENTS

                                                                            Page

1.    DEFINITIONS AND INTERPRETATION..........................................2
2.    SALE AND PURCHASE OF THE SHARES; ASSIGNMENT OF AGREEMENTS...............7
3.    CONSIDERATION...........................................................7
4.    CONDITIONS PRECEDENT....................................................7
5.    CLOSING................................................................10
6.    ACTIONS BETWEEN SIGNING AND CLOSING....................................10
7.    REPRESENTATIONS AND WARRANTIES.........................................11
8.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................14
9.    INDEMNIFICATION........................................................14
10.   LIMITATIONS ON LIABILITY...............................................15
11.   TERMINATION............................................................18
12.   NOTICES................................................................19
13.   FURTHER ASSURANCES.....................................................20
14.   GENERAL................................................................20
SCHEDULE 1    CLOSING ARRANGEMENTS...........................................25
SCHEDULE 2    FORM OF WARRANT ASSIGNMENT.....................................28
SCHEDULE 3    FORM OF ASSIGNMENT AGREEMENT...................................29
SCHEDULE 4    FORM OF NOTE...................................................32
SCHEDULE 5    FORM OF PLEDGE AND SECURITY AGREEMENT..........................40
SCHEDULE 6A   FORM OF SELLER'S U.S. LEGAL OPINION   .........................47
SCHEDULE 6B   FORM OF SELLER'S NETHERLANDS ANTILLES LEGAL OPINION............50
SCHEDULE 7A   FORM OF PURCHASER'S U.S. LEGAL OPINION.........................51
SCHEDULE 7B   FORM OF NELSON'S BERMUDA LEGAL OPINION.........................52

SHARE PURCHASE AGREEMENT dated as of May 17, 2004 (this "AGREEMENT") between CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V., a company incorporated under the laws of The Netherlands Antilles (the "SELLER"), and NRL ACQUISITION CORP., a corporation incorporated under the laws of the State of Delaware (the "PURCHASER" and, together with the Seller, collectively, the "PARTIES" and each, a "PARTY").

                                   WITNESSETH

WHEREAS:

(A) As of the date hereof, the authorized capital stock of Chaparral Resources, Inc., a corporation incorporated under the laws of the State of Delaware (the "COMPANY"), consists of (a) 100,000,000 shares of common stock, par value $0.0001 per share, of which 38,209,502 shares of common stock are issued and outstanding and (b) 1,000,000 shares of preferred stock, no par value per share, of which 75,000 shares are designated Series A preferred stock and of which no shares are issued and outstanding;

(B) As of the date hereof, the Seller owns 22,925,701 shares of common stock, par value $0.0001 per share (the "SALE SHARES"), representing 59.99% of the issued and outstanding common stock of the Company, and a Warrant (as hereinafter defined) in respect of an additional 3,076,923 shares of common stock, which, if fully exercised, would represent 7.45% of the issued and outstanding common stock of the Company (on a fully-diluted basis after giving effect to such issuance) and, together with the Sale Shares, would represent an aggregate of 62.98% of the issued and outstanding common stock of the Company (on a fully-diluted basis after giving effect to such issuance);

(C) As of the date hereof, the Company owes the Seller $4,000,000.00 (Four Million US Dollars) of unpaid principal and $61,884.00 (Sixty-One Thousand Eight Hundred Eighty-Four US Dollars) of accrued and unpaid interest under the Promissory Note dated May 10, 2002, having an aggregate face amount of $4,000,000.00 and executed by the Company and CAP-G (as hereinafter defined) in favor of the Seller (the "CAIH NOTE");

(D) The Warrant and the CAIH Note were issued, executed and delivered under the Master Agreement dated May 9, 2002 between the Company and the Seller (the "MASTER AGREEMENT");

(E) The Seller wishes to sell, and the Purchaser wishes to purchase, the Sale Shares on the terms and conditions set forth in this Agreement; and

(F) The Seller wishes to assign to the Purchaser, and the Purchaser wishes to accept the assignment of, the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement (as hereinafter defined).

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                       1
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1.      DEFINITIONS AND INTERPRETATION

1.1 The following words and expressions shall, unless otherwise specified in this Agreement, have the following meanings:

        "ACTION" means any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental Authority.

        "AFFILIATE" means in relation to any person, (a) any other person directly or indirectly Controlling or Controlled by or under common Control with, such person; or (b) any (i) director, officer, former director or officer, trustee or beneficiary of such person, (ii) spouse, parent, sibling or descendant of any person described in (i), and (iii) any trust (or its equivalent under any applicable Law) for the benefit of any person described in (i) or (ii).

        "AGREEMENT" has the meaning set out in the preamble to this Agreement.

        "ASSIGNMENT AGREEMENT" means the Assignment Agreement in the form of
        Schedule 3, to be entered into by the Seller and the Purchaser in respect of the assignment by the Seller to the Purchaser of the CAIH Note, the Master Agreement and the Registration Agreement.

        "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the City of New York, New York or London, England.

        "CAIH NOTE" has the meaning set out in Recital (C).

        "CAIH NOTE CONSIDERATION" means the aggregate amount of unpaid principal and accrued and unpaid interest outstanding under the CAIH Note on the Closing Date.

        "CAP-D" means Central Asian Petroleum Inc., a corporation organized under the laws of the State of Delaware.

        "CAP-G" means Central Asian Petroleum (Guernsey) Limited, a company organized under the laws of Guernsey.

        "CLAIM" means a claim by a Party for indemnification pursuant to Clause
        9.1 or 9.2 for breach or alleged breach of any of the representations and warranties made by the Purchaser, the Warranties made by the Seller, and the covenants, agreements and undertakings of the other Party contained in this Agreement.

        "CLOSING" means the purchase of and payment for the Sale Shares and the assignment of the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement in accordance with Clause 2, Clause 3 and Clause 5.

        "CLOSING DATE" means the date on which Closing occurs.

        "COMPANY" has the meaning set out in Recital (A).

        "CONFIDENTIALITY AGREEMENT" has the meaning set out in Clause 6.3.


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

        "CONTROL" means the right to control or cast a majority of the voting rights exercisable at a shareholders meeting (or its equivalent) of the person concerned; or the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors and/or any supervisory board of the person concerned (or its equivalent); or the possession directly or indirectly of the ability or power to direct or procure the direction of the management and policies of such person, whether through the ownership of shares, by contract or otherwise; and the terms "CONTROLLED" and "CONTROLLING" shall be construed accordingly.

        "CRI SUBSIDIARIES" means Chaparral Acquisition Corp., CAP-D, CAP-G, KKM, KMTI and Road Runner Service Company, Inc.

        "DAMAGES" means demands, claims, actions or causes of action, assessments, losses, damages, liabilities, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and other expenses of litigation or other similar proceedings or of any claim, default or assessment).

        "EDP AGREEMENT" means (a) the Agreement for Exploration, Development and Production of Oil in Karakuduk Oil Field in Mangistau Oblast of the Republic of Kazakhstan, dated August 30, 1995, between the Ministry of Oil and Gas Industries of the Republic of Kazakhstan (for and on behalf of the Government of the Republic of Kazakhstan) and KKM; and (b) the Addendum No. 4, dated December 11, 2002, to the agreement described in clause (a).

        "ENCUMBRANCE" means any charge or claim, community property interest, condition, equitable interest, assessment, levy, lien (statutory or otherwise), encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, preemptive right, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

        "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

        "GOVERNMENTAL AUTHORITY" means any national, supra-national, regional, local or other governmental body, agency, instrumentality, commission, department, court, arbitral tribunal, ministry, regulatory, self-regulatory or similar authority or organisation, including those of the United States of America, the Republic of Kazakhstan and the State of Delaware.

        "GROUP" means the Company and the CRI Subsidiaries.

        "GUARANTEE" means the Guarantee Agreement entered into by Nelson and the Seller on the date hereof.

        "INDEMNIFIED PARTY" has the meaning set out in Clause 10.5(a).

        "INDEMNIFYING PARTY" has the meaning set out in Clause 10.5(a).

        "KKM" means Closed Joint Stock Company Karakudukmunai, a closed joint stock company organized under the laws of Kazakhstan.

        "KKM CREDIT FACILITY" means the Agreement for Establishing a Credit Line, dated May 6, 2002, between KKM and Kazkommertsbank OJSC, as amended.

        "KMTI" means Korporatsiya Mangistau Terra International, a company organized under the laws of the Republic of Kazakhstan.

        "LAW" means any applicable law, statute, rule, regulation, ordinance, code, order, decree, judgment or ruling of any jurisdiction, including the United States of America, the Republic of Kazakhstan and the State of Delaware, or any political subdivision of any of the foregoing.

        "LICENSES" means (a) the EDP Agreement; (b) the License for the Right to Use the Subsurface in the Republic of Kazakhstan, dated June 28, 1995, issued by the Government of the Republic of Kazakhstan to KKM (the "SUBSURFACE LICENSE"); (c) the Amendment, dated September 11, 1997, to the Subsurface License; (d) the Amendment, dated December 31, 1998, to the Subsurface License; and (e) the Letter dated July 28, 1999 from the Agency of the Republic of Kazakhstan on Investments addressed to CAP-G.

        "MASTER AGREEMENT" has the meaning set out in Recital (D).

        "MATERIAL ADVERSE EFFECT" means (x) any change in, or effect on, the Company or any of the CRI Subsidiaries which individually or in the aggregate is, or which is reasonably likely to be, materially adverse to the business or financial condition of the Company and the CRI Subsidiaries, taken as a whole or (y) any event that prohibits the consummation of the transactions contemplated hereby.

        "NELSON" means Nelson Resources Limited, a company organized under the laws of Bermuda.

        "NELSON NOTE" means the Note in the form of Schedule 4, duly executed and delivered by Nelson to the Seller on the Closing Date.

        "PARTY" and "PARTIES" have the meaning set out in the preamble to this Agreement.

        "PERMITTED CLAIM" has the meaning set out in Clause 10.3(a).

        "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement in the form of Schedule 5, entered into between the Purchaser and the Seller on the Closing Date to secure Nelson's obligations under the Nelson Note.

        "PURCHASE PRICE" means the aggregate amount of (a) US$19,850,000.00 (Nineteen Million Eight Hundred Fifty Thousand US Dollars) and (b) the CAIH Note Consideration.

        "PURCHASER" has the meaning set out in the preamble to this Agreement.

        "PURCHASER INDEMNIFIED PARTIES" means the Purchaser and, upon Closing, the Company and the CRI Subsidiaries, and any of their respective Affiliates, and "PURCHASER INDEMNIFIED PARTY" means any one of them.

        "REGISTRATION AGREEMENT" means the Registration Agreement dated May 10, 2002 between the Seller and the Company.

        "RULES" has the meaning set out in Clause 14.12(b)(i).

        "SALE SHARES" has the meaning set out in Recital (B).

        "SEC" means the United States Securities and Exchange Commission.

        "SEC FILINGS" has the meaning set out in Clause 7.1(f).

        "SECURITIES" has the meaning set out in Clause 7.3(d).

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

        "SELLER" has the meaning set out in the preamble to this Agreement.

        "SELLER INDEMNIFIED PARTIES" means the Seller and its Affiliates (other than any member of the Group), and "SELLER INDEMNIFIED PARTY" means any one of them.

        "SELLER'S COUNSEL" means White & Case, with offices at 7-11 Moorgate, London EC2R 6HH, United Kingdom.

        "SELLER'S GROUP" means the Seller and any Subsidiary of the Seller (other than any member of the Group).

        "SUBSIDIARY" means, with respect to any person, (a) any company more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such company (irrespective of whether or not at the time stock of any class or classes of such company shall have or might have voting power by reason of the happening of any contingency) is owned by such person directly or indirectly through one or more Subsidiaries of such person and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through one or more Subsidiaries of such person has more than a 50% equity interest.

        "TAX AUTHORITY" means any taxing or other authority in the Republic of Kazakhstan, Guernsey, the United States of America or any other jurisdiction competent to impose a liability for Taxes on the Purchaser, the Seller or any member of the Group.

        "TAXES" or "TAXATION" means any federal, regional, local, municipal or other taxes, assessments, charges, duties, fees, levies or other charges, including, without limitation, all income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other charges of any kind whatsoever, all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

        "TERMINATION DATE" means the date that is six (6) months after the date of this Agreement, or such later date as the Seller and the Purchaser may agree in writing.

        "TRANSACTION DOCUMENTS" means this Agreement, the Assignment Agreement, the Guarantee, the Nelson Note, the Pledge and Security Agreement and the Warrant Assignment.

        "TRANSFER AGENT" has the meaning set out in Schedule 1, paragraph 1(a).

        "WARRANT" means the Stock Purchase Warrant dated as of May 10, 2002, issued by the Company to the Seller, to purchase 3,076,923 shares of the Company's common stock at $1.30 per share (subject to adjustment).

        "WARRANT ASSIGNMENT" means the Warrant Assignment in the form of
        Schedule 2, to be executed by the Seller in respect of the assignment by the Seller to the Purchaser of the Warrant.

        "WARRANTIES" means the Seller's representations and warranties contained in Clause 7.1.

1.2     In this Agreement:

        (a) any reference to a "PERSON" shall be construed as a reference to any person, firm, company, corporation, limited liability company, trust, unincorporated organization, government, state or other department or agency of a state or any association, joint venture or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        (b) any reference to a statute or statutory provision shall include any subordinate legislation made pursuant to such statute or statutory provision and shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted, except to the extent that any amendment or modification made after the date of this Agreement would increase or otherwise adversely alter the liability of the Seller under this Agreement;

        (c) any reference to any agreement or document shall be construed as a reference to that agreement or document, as the same may have been, or may from time to time be, amended, restated, novated or supplemented;

        (d) any reference to any currency herein shall, unless otherwise specified, be to US Dollars, and all payments required hereunder shall be paid in US Dollars. In all cases where it is necessary to determine the amount of a claim or whether a monetary limit or threshold set out herein has been reached or exceeded and the value of the relevant claim or claims or underlying value is expressed in a currency other than US Dollars, the value of each such claim or underlying value shall be converted into US Dollars at the prevailing exchange rate applicable to that amount of that non-US Dollar currency by reference to the relevant spot exchange quoted on Bloomberg at 11:00 a.m. London time on the Closing Date for all matters preceding such date, and for all other purposes on the date that the amount of the loss giving rise to such claim can be readily ascertained or, if such day is not a Business Day, on the Business Day immediately preceding such day;

        (e) any reference to a Clause or Schedule is a reference to a Clause or Schedule of this Agreement, and all such Schedules shall be incorporated by reference herein;

        (f) the headings to the Clauses are for convenience only and shall not affect the construction or interpretation of this Agreement;

        (g) the terms "hereof", "hereto", "herein" and "hereunder" and similar expressions shall mean and refer to this Agreement;

        (h) the words "include" and "including" are to be construed without limitation; and

        (i) unless the context otherwise requires, words denoting the singular shall include the plural and vice versa, and words denoting any gender shall include all other genders.

2.      SALE AND PURCHASE OF THE SHARES; ASSIGNMENT OF AGREEMENTS

2.1 Subject to and in accordance with the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Sale Shares, free and clear of all Encumbrances (other than those that shall arise under the Pledge and Security Agreement effective as of the Closing Date) and with all rights attached or accruing to them, at the Closing.

2.2 The Purchaser shall not be required to complete the purchase of the Sale Shares unless at Closing the sale of all, and not part only, of the Sale Shares is completed.

2.3 At the Closing, the Seller shall assign to the Purchaser, and the Purchaser shall accept the assignment of, the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement pursuant to the Warrant Assignment and the Assignment Agreement.

3.      CONSIDERATION

        Subject to the terms and conditions hereof and of the other Transaction Documents and in consideration of the sale, assignment and transfer to the Purchaser by the Seller of the Sale Shares, the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement at Closing, the Purchaser shall pay to the Seller the Purchase Price by delivery of the Nelson Note to the Seller at Closing.

4.      CONDITIONS PRECEDENT

4.1 The obligation of the Purchaser to pay the Purchase Price is subject to the fulfillment, at or before the Closing, of each of the following conditions precedent, each of which may be waived (in whole or in part) by the Purchaser in writing in its sole discretion:

        (a) the Seller shall have performed and complied in all material respects with all of its obligations under Clause 6;

        (b) the Warranties (other than the Warranty set forth in Clause 7.1(f)) shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Warranty set forth in Clause 7.1(f) shall be true and correct on and as of the date hereof and on and as of the Closing Date, except where the failure of such Warranty to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to result in a Material Adverse Effect;

        (c) since the date of this Agreement, there shall not have occurred any event with respect to the Company or any of the CRI Subsidiaries which individually or in the aggregate is, or is reasonably likely to be, materially adverse to the business, financial condition, assets or results of operation of the Company and the CRI Subsidiaries, taken as a whole, other than changes or effects resulting from (i) changes in general economic conditions or financial market conditions (including currency rate fluctuations, interest rate changes and oil price fluctuations), (ii) legal or regulatory changes affecting the oil industry generally that do not specifically relate to the Company or any of the CRI Subsidiaries or disproportionately affect the Company or any of the CRI Subsidiaries or (iii) the announcement of this Agreement or the consummation of the transactions contemplated hereby;

        (d) such exemption as is required in order for the transactions contemplated by the Transaction Documents to be carried out shall have been obtained from the Toronto Stock Exchange and shall remain in effect;

        (e) no statute, rule, regulation, executive order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority (and there shall not be pending on the Closing Date any such order or decree) which prohibits or materially restricts any of the transactions contemplated by the Transaction Documents; provided that any statute, rule, regulation, executive order or decree of or brought by any person at the instigation or request of, or supported by, the Purchaser or any of its Affiliates, agents or representatives shall be disregarded for the purposes of this Clause 4.1;

        (f) no judgment, decision, injunction, writ, temporary restraining order or any other order of any nature of any court, arbitration tribunal or Governmental Authority having jurisdiction over the Purchaser shall have been issued or be in effect against the Purchaser which prohibits, alters or restrains in any material respect any of the transactions contemplated by the Transaction Documents; provided that, in the case of a judgment, decision, injunction, writ, temporary restraining order or any other order of any nature of any such court, arbitration tribunal or Governmental Authority, the Purchaser shall have used reasonable best efforts to prevent the entry of any such judgment or other such order and to appeal as promptly as possible any judgment or other such order that may be entered; provided further that any judgment, decision, injunction, writ, temporary restraining order or other order of or brought by any person at the instigation or request of, or supported by, the Purchaser or any of its Affiliates, agents or representatives shall be disregarded for the purposes of this Clause 4.1;

        (g) a duly constituted special committee of the board of directors of the Company shall have approved in advance of the execution of this Agreement the acquisition of the Sale Shares and the Warrant contemplated by this Agreement and the Warrant Assignment, pursuant to Section 203 of the Delaware General Corporation Law; and

        (h) the Seller shall have delivered all documents, agreements, certificates or other instruments and shall have taken all actions required to be taken by the Seller for Closing as set forth in Schedule 1.

4.2 The obligation of the Seller to sell and transfer to the Purchaser the Sale Shares and assign the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement is subject to the fulfillment, at or before the Closing, of each of the following conditions precedent, each of which may be waived (in whole or in part) by the Seller in writing in its sole discretion:

        (a) the Purchaser shall have performed and complied in all material respects with all of its obligations under Clause 6;

        (b) the Purchaser's representations and warranties set forth in Clause 7.3 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date;

        (c) such exemption as is required in order for the transactions contemplated by the Transaction Documents to be carried out shall have been obtained from the Toronto Stock Exchange and shall remain in effect;

        (d) no statute, rule, regulation, executive order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority (and there shall not be pending on the Closing Date any such order or decree) which prohibits or materially restricts any of the transactions contemplated by the Transaction Documents; provided that any statute, rule, regulation, executive order or decree of or brought by any person at the instigation or request of, or supported by, the Seller or any of its Affiliates, agents or representatives shall be disregarded for the purposes of this Clause 4.2;

        (e) no judgment, decision, injunction, writ, temporary restraining order or any other order of any nature of any court, arbitration tribunal or Governmental Authority having jurisdiction over the Seller shall have been issued or be in effect against the Seller which prohibits, alters or restrains in any material respect any of the transactions contemplated by the Transaction Documents; provided that, in the case of a judgment, decision, injunction, writ, temporary restraining order or any other order of any nature of any such court, arbitration tribunal or Governmental Authority, the Seller shall have used reasonable best efforts to prevent the entry of any such judgment or other such order and to appeal as promptly as possible any judgment or other such order that may be entered; provided further that any judgment, decision, injunction, writ, temporary restraining order or other order of or brought by any person at the instigation or request of, or supported by, the Seller or any of its Affiliates, agents or representatives shall be disregarded for the purposes of this Clause 4.2; and

        (f) the Purchaser shall have delivered all documents, agreements, certificates or other instruments and shall have taken all actions required to be taken by the Purchaser for Closing as set forth in Schedule 1.

4.3 Each Party shall give prompt notice to the other Party of (a) the occurrence of each event or action required as a condition set forth in this Clause 4 which such Party is responsible for satisfying; and (b) the occurrence of any event or action of which it becomes aware which may reasonably be anticipated to result in the non-satisfaction of any such condition prior to the Termination Date; provided, however, that no notification under sub-clause (b) shall release any such Party from its obligations hereunder or be deemed a waiver of any such condition.

5.      CLOSING

5.1 The Closing shall take place at the offices of the Seller's Counsel at 10:00 a.m. (London time) on the third (3rd) Business Day following the date on which the last of the conditions to Closing set forth in Clause 4 (and capable of satisfaction prior to Closing) have been satisfied or waived (or at such other place and time as the Seller and the Purchaser may agree).

5.2 At or prior to Closing, each of the Seller and the Purchaser shall take or cause to be taken such actions listed in relation to each of them as are set forth in Schedule 1.

6.      ACTIONS BETWEEN SIGNING AND CLOSING

6.1 During the period between the date hereof until the Closing, the Seller agrees not to vote the Sale Shares at a meeting of the shareholders of the Company in a manner that would immediately or prospectively (a) prevent or materially restrict the occurrence of the transactions contemplated by this Agreement and the other Transaction Documents or
        (b) result in a dilution of the percentage that the Sale Shares represents to the entire issued and outstanding common stock of the Company (without, for the avoidance of doubt, taking into consideration any exercise of the Warrant).

6.2 During the period between the date hereof until the Closing, the Seller shall, and shall use commercially reasonable efforts to cause the Company to, make all such filings as are required under the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. The Purchaser shall make all such filings as are required under the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder.

6.3 Information obtained by the Purchaser or its officers, employees, consultants, agents or advisers from the Seller or its officers, employees, consultants, agents, advisers or Affiliates between the date hereof and the Closing Date shall be subject to the provisions of the Confidentiality Agreement by and between Nelson and the Seller dated August 13, 2003 (the "CONFIDENTIALITY AGREEMENT").

6.4 As of the date hereof until Closing, the Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other Party, of such release or statement, or without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement or filings as may be required by Law or the regulations of any national securities exchange or automated quotation system to which any member of the Seller's Group, any member of the Group or the Purchaser is subject, as applicable, if it has used all commercially reasonable efforts to consult with the other Party and to obtain such Party's consent, but has been unable to do so in a timely manner.

7.      REPRESENTATIONS AND WARRANTIES

7.1 The Seller represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, that:

        (a) The Seller is duly organized and validly existing under the laws of The Netherlands Antilles, with the requisite corporate power and authority to enter into and perform, and has taken all necessary corporate action to authorize the execution and performance of its obligations under, the Transaction Documents and the transactions contemplated thereunder.

        (b) Each Transaction Document will constitute, assuming the due authorization, execution and delivery by the Purchaser or Nelson, as applicable, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent or voidable transfers, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (c) The execution and delivery by the Seller of the Transaction Documents and the consummation by the Seller of the transactions contemplated thereunder will not (i) violate any provision of the certificate of incorporation or by-laws or other constitutional documents of the Seller, the Company or any CRI Subsidiary or by which their respective properties or assets may be bound; (ii) violate any Law or order of any Governmental Authority applicable to the Seller, the Company or any CRI Subsidiary; (iii) except with respect to the filing by the Seller, the Company or any CRI Subsidiary of any Form 8-Ks, Form 4s or any amendments to the Seller's Schedule 13D with the SEC, as applicable to such persons, require the Seller, the Company or any CRI Subsidiary to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any Governmental Authority; or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any of the terms, conditions or provisions of (A) any agreement or other instrument or obligation to which the Seller is a party or by which the properties or assets of the Seller are bound or (B) any of the Licenses or the KKM Credit Facility, other than in the case of those violations, conflicts or defaults in sub-clauses (ii) through (iv) above which, individually or in the aggregate, would not (x) prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents; (y) prevent the Seller from performing in all material respects its obligations under the Transaction Documents or (z) have a materially adverse effect on the Company and the CRI Subsidiaries, taken as a whole.

        (d) As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 100,000,000 shares of common stock, par value $0.0001 per share, of which 38,209,502 shares are issued and outstanding and (b) 1,000,000 shares of preferred stock, no par value per share, of which 75,000 shares are designated Series A preferred stock and of which no shares are issued and outstanding. No shares of capital stock are held in the treasury of the Company.

        (e) The Sale Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Seller is the lawful owner, beneficially and of record, of the Sale Shares, free and clear of any Encumbrances (other than those that shall arise under the Pledge and Security Agreement effective as of the Closing Date).

        (f) To the Seller's knowledge, since May 9, 2002 and as of the date of this Agreement, the Company has filed all forms, reports, schedules, prospectuses, statements, registration statements and documents with the SEC required to be filed by it pursuant to the Securities Act or the Exchange Act (all such forms, reports, schedules, prospectuses, statements, registration statements and documents since May 9, 2002 being referred to collectively herein as the "SEC FILINGS"). To the Seller's knowledge, the SEC Filings (a) complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the SEC rules and regulations promulgated thereunder; and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (g) There are no Actions pending or, to the knowledge of the Seller, threatened against, the Seller or any of its assets and properties which will result in, or would reasonably be expected to result in, the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Transaction Documents.

        (h) The Seller has not assigned or transferred any of its rights under the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement, and has the full right, subject only to the terms of each such agreement or instrument, to transfer each such agreement or instrument free of any and all Encumbrances (other than those that shall arise under the Pledge and Security Agreement effective as of the Closing Date). As of the Closing Date, the Seller will have complied with the terms of the Warrant, the CAIH Note, the Master Agreement and the Registration Agreement with respect to the transfer and assignment of each such agreement or instrument.

        (i) Except as disclosed in the Company's filing with the SEC on Form 10-K for the fiscal year ended December 31, 2003, the Company's filing with the SEC on Form 10-Q for the fiscal quarter ended March 31, 2004, and except for the announcement, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, since December 31, 2003 there has not occurred any event with respect to the Company or any of the CRI Subsidiaries which individually or in the aggregate is, or is reasonably likely to be, materially adverse to the business, financial condition, assets or results of operation of the Company and the CRI Subsidiaries, taken as a whole, other than changes or effects resulting from
                (i) changes in general economic conditions or financial market conditions (including currency rate fluctuations, interest rate changes and oil price fluctuations), or (ii) legal or regulatory changes affecting the oil industry generally that do not specifically relate to the Company or any of the CRI Subsidiaries or disproportionately affect the Company or any of the CRI Subsidiaries.

        (j) No banker, broker, finder or other intermediary has been retained to act on behalf of the Seller who is, or will be, entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

7.2 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by reference to or inference from the terms of any other Warranty.

7.3 The Purchaser represents and warrants to the Seller, as of the date of this Agreement and as of the Closing Date, that:

        (a) The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, with the requisite corporate power and authority to enter into and perform, and has taken all necessary corporate action to authorize the execution and performance of its obligations under, the Transaction Documents and the transactions contemplated thereunder.

        (b) Each Transaction Document to which the Purchaser is a party will constitute, assuming the due authorization, execution and delivery by the Seller, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent or voidable transfers, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (c) The execution and delivery by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated thereunder will not
                (i) violate any provision of the certificate of incorporation or by-laws of the Purchaser; (ii) violate any Law or order of any Governmental Authority applicable to the Purchaser or by which its properties or assets may be bound; (iii) except with respect to the filing by the Purchaser and Nelson of a Schedule 13D and Form 3s with the SEC, require the Purchaser to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any Governmental Authority; or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound.

        (d) The Purchaser is acquiring the Sale Shares and the Warrant for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Sale Shares, the Warrant or the shares of common stock issuable upon the exercise of the Warrant (collectively, the "SECURITIES"), except in compliance with the Securities Act and all other applicable securities Laws.

        (e) The Purchaser understands that the Securities will be characterised as "restricted securities" under the Securities Act inasmuch as they will be acquired from the Seller in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        (f) There are no Actions pending or, to the knowledge of the Purchaser, threatened against, the Purchaser or any of its assets and properties which will result in, or would reasonably be expected to result in, the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Transaction Documents.

        (g) All negotiations relating to the Transaction Documents and the transactions contemplated thereby have been carried out by the Purchaser directly with the Seller without the intervention of any person on behalf of the Purchaser in such manner as to give rise to any valid claim by any person against the Seller for any finder's fee, brokerage commission or similar payment.

8.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        All Warranties of the Seller and all representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and remain in effect until the date twelve (12) months from the date hereof, provided that the Seller's Warranty contained in the second sentence of Clause 7.1(e) shall survive indefinitely and provided further that any such Warranty, representation, warranty or provision that would otherwise terminate will continue to survive if a written Claim shall have been made under Clause 9 on or prior to such termination date, until such Claim has been satisfied or otherwise resolved.

9.      INDEMNIFICATION

9.1 From and after Closing, and subject to Clauses 8 and 10, the Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against all Damages suffered or incurred by or imposed upon any Purchaser Indemnified Party which shall arise out of or result from:

        (a)     the breach of any of the Warranties; or

        (b) the breach of any of the covenants, agreements and undertakings of the Seller contained in this Agreement.

9.2 From and after Closing, and subject to Clauses 8 and 10, the Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against all Damages suffered or incurred by or imposed upon any Seller Indemnified Party which shall arise out of or result from:

        (a) the breach of any of the representations and warranties made by the Purchaser contained in this Agreement; or

        (b) the breach of any of the covenants, agreements and undertakings of the Purchaser contained in this Agreement.

10.     LIMITATIONS ON LIABILITY

10.1 The Purchaser acknowledges and agrees with the Seller (for itself and for the benefit of the Seller and its Affiliates and each of their respective directors, officers, employers, agents and advisers) that the Warranties are the only representations and warranties given by or on behalf of the Seller and on which the Purchaser may rely in entering into and performing this Agreement and that none of the Seller, any of its Affiliates (including any member of the Group) or any of their respective directors, officers, employees, agents or advisers are giving any other representations or warranties of any kind nor may any other representations or warranties made by or on behalf of the Seller, any of its Affiliates (including any member of the Group) or any of their respective directors, officers, employees, agents or advisers be relied on, or form the basis of, or be pleaded in connection with, any claim by the Purchaser or any of its Affiliates under or in connection with this Agreement.

10.2 The Seller acknowledges and agrees with the Purchaser (for itself and for the benefit of the Purchaser and its Affiliates and each of their respective directors, officers, employers, agents and advisers) that the representations and warranties in Clause 7.3 are the only representations and warranties given by or on behalf of the Purchaser and on which the Seller may rely in entering into and performing this Agreement and that none of the Purchaser, any of its Affiliates or any of their respective directors, officers, employees, agents or advisers are giving any other representations or warranties of any kind nor may any other representations or warranties made by or on behalf of the Purchaser, any of its Affiliates or any of their respective directors, officers, employees, agents or advisers be relied on, or form the basis of, or be pleaded in connection with, any claim by the Seller or any of its Affiliates under or in connection with this Agreement.

10.3    The liability of a Party for any Claim shall be limited as follows:

        (a) no Party shall be liable for indemnification in respect of any Claim unless the amount of the Damages to which the claimant Party would otherwise be entitled exceeds US$100,000 (or its equivalent in another currency) (a "PERMITTED CLAIM");

        (b) no Party shall be entitled to recover any Damages in respect of any Claim unless and until the amount of Damages in respect of Permitted Claims under this Agreement exceeds in the aggregate the sum of US$500,000 (or its equivalent in another currency), in which event the entire amount of such Claims shall be recoverable; and

        (c) the maximum aggregate liability of a Party in respect of all and any Claims under this Agreement shall not exceed an amount equal to the Purchase Price (or its equivalent in another currency).

10.4 No Party shall be entitled to make any Claim (and the other Party shall have no liability for any Claim hereunder):

        (a) to the extent that such Claim would not have arisen but for a change in any Law or a change in the interpretation of any Law announced or enacted on or after Closing (whether relating to Taxes, rates of Taxation or otherwise) or the withdrawal after Closing of any practice or extra-statutory concession previously published by a Tax Authority (whether or not the change purports to be effective retrospectively in whole or in part);

        (b) unless such Claim is made in good faith and unless written particulars of such Claim (giving such details of the specific matter in respect of which such claim is made as are then in the possession the claimant Party) shall have been given to such Party pursuant to Clause 12 and Clause 10.5(a) within the survival period specified in Clause 8, if applicable;

        (c) for any exemplary, punitive, special, indirect, remote, speculative or consequential damages, including loss of anticipated profits, damages to reputation and goodwill and loss of expected future business;

        (d) to the extent that such Claim is attributable to any act or omission of such Party or any of its Affiliates after Closing; or

        (e) to the extent that such Claim is actually recovered under any policy of insurance;

        provided further that:

                (i) no Party shall be entitled to be paid more than once in respect of any Claim arising out of the same subject matter; and

                (ii) if any potential Claim shall arise by reason of a liability of a Party which is contingent only, then such Party shall have no obligation to make any payment in respect of such Claim until such time as the contingent liability ceases to be contingent and becomes actual (subject to Clause 8 and the other provisions of this Clause 10).

10.5    (a)     If any Party (an "INDEMNIFIED PARTY") becomes aware of a matter which could give rise to a Claim, the Indemnified Party shall give written notice of the relevant facts to the other Party
                (the "INDEMNIFYING PARTY") as soon as reasonably practicable and in any event with ten (10) Business Days of any Indemnified
                Party becoming aware of those facts. Subject to Clause 10.4(b), failure of an Indemnified Party to give such notice promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided, however, that if such failure to give notice promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given.

        (b) Unless the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party elects to assume the defense of an Action that is the subject of a Claim made by the Indemnified Party or the settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify the Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such Action or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments.

        (c) If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such Action and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If the Indemnifying Party assumes the defense (and without regard to whether or not the Indemnified Party participates in such Action), the Indemnifying Party shall have the right to settle such Action in its sole discretion, to the extent that the remedy is only monetary but, to the extent that the remedy is non-monetary, shall not settle such Action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

        (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any part of such Action (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) to the extent that the Action seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party subject to the same requirements referred to above for the Indemnifying Party when it is entitled to assume such defense; provided that the Indemnified Party shall not have the right to settle such matter without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party and the Indemnified Party shall each cause their respective counsel to cooperate in the above defense.

10.6 After the Closing, the indemnification provided in Clause 9 and this Clause 10 shall be the exclusive remedy for breach of this Agreement, and each Party hereby expressly waives any other remedy whatsoever to which it might otherwise be entitled as against the other Party.

11.     TERMINATION

11.1 Notwithstanding anything contained in this Agreement to the contrary, the Parties may terminate this Agreement as follows:

        (a) prior to Closing, the Purchaser and the Seller may terminate this Agreement by mutual written agreement as of the date provided for therein;

        (b) either the Purchaser or the Seller may terminate this Agreement upon written notice to the other if Closing shall not have occurred on or before the Termination Date; provided that the right to terminate this Agreement pursuant to this Clause 11.1(b) shall not be available:

                (i) to the Purchaser, if all remaining unfulfilled or unwaived conditions precedent set forth in Clause 4.1 are fulfilled or waived prior to the Termination Date; or

                (ii) to the Seller, if all remaining unfulfilled or unwaived conditions precedent set forth in Clause 4.2 are fulfilled or waived prior to the Termination Date; or

                (iii) to either the Purchaser or the Seller, if its or its Affiliates' failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of Closing to occur on or before the Termination Date;

        (c) prior to Closing, the Seller may terminate this Agreement if the Purchaser shall breach this Agreement in any material respect and, if such breach is capable of being cured, shall fail to cure such breach within thirty (30) days after written notice thereof, with effect as from the date of delivery of such notice to the Purchaser; or

        (d) prior to Closing, the Purchaser may terminate this Agreement if the Seller shall breach this Agreement in any material respect and, if such breach is capable of being cured, shall fail to cure such breach within thirty (30) days after written notice thereof, with effect as from the date of delivery of such notice to the Seller.

11.2 If this Agreement is terminated pursuant to Clause 11.1, all rights and obligations of the Parties hereunder shall terminate without any liability of one Party to the other Party, except that (a) nothing shall relieve either Party of any liability for any breach of this Agreement that occurred prior to the termination of this Agreement, and (b) the provisions of this Clause 11 and Clauses 8, 9, 10 (to the extent applicable), 12 and 14 shall survive any termination of this Agreement. For the avoidance of doubt, notwithstanding any termination of this Agreement, the Confidentiality Agreement shall remain in full force and effect for the duration of its term.

12.     NOTICES

12.1 Any notice, demand, request, statement, certificate, waiver or other communication given, delivered or made by one Party to another under or in connection with this Agreement shall be in English or accompanied by a certified English translation, and any such English translation shall prevail unless the document is a statutory or other official document. The receiving Party shall be entitled to assume the accuracy of, and to rely upon, any such English translation so provided.

12.2 All notices, demands, requests, statements, certificates, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

        (a)     if to the Seller, to it at:

        Central Asian Industrial Holdings N.V.
        c/o 3rd Floor, Broughton House
        6-8 Sackville Street
        London W1 3DG
        United Kingdom
        Attention: Ian Connor
        Fax: +44-20-7494 6070

        with a copy (which shall not constitute notice) to:

        White & Case
        7-11 Moorgate
        London EC2R 6HH
        United Kingdom
        Attention: Andrew Weiler
        Fax: +44-20-7600 7030

        (a)     if to the Purchaser, to it at:

                NRL Acquisition Corp.
                c/o Commonwealth and British Services Limited
                7th Floor
                19 Berkeley Street
                London W1J 8ED
                United Kingdom
                Attention: R. Frederick Hodder
                Fax: +44-20-7495 8908

                with a copy (which shall not constitute notice) to:

                Coudert Brothers LLP
                60 Cannon Street
                London EC4N 6JP
                United Kingdom
                Attention: Peter O'Driscoll
                Fax: +44 20 7248 3001

                or to such other person or address as either Party shall specify by notice in writing to the other Party. All such notices, demands, requests, statements, certificates, waivers and communications shall be deemed to have been received upon receipt thereof.

13.     FURTHER ASSURANCES

        Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to cause the Closing to occur. Without further consideration, within a reasonable period of time after the Closing, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, to the other Party all such documents and instruments, and shall take, or cause to be taken, all such other actions, as the first Party may reasonably deem necessary or desirable to evidence the consummation of the transactions contemplated by this Agreement and carry out any post-closing matters provided for hereunder.

14.     GENERAL

14.1 None of the rights or obligations under this Agreement may be assigned or transferred by a Party without the prior written consent of the other Party, except for an assignment or transfer to an Affiliate of a Party, in which case the other Party shall not unreasonably withhold or delay such consent. For the avoidance of doubt, the Nelson Note and the Pledge and Security Agreement can only be assigned pursuant to the terms thereof.

14.2 Except as otherwise stated herein, each Party shall pay all costs, expenses and Taxes (subject to the provisions in the second sentence of this Clause 14.2) incurred by it in connection with the entering into of the Transaction Documents and the transactions contemplated thereby. All stamp, transfer, documentary, sales and use, value added, registration and other such taxes and fees (including any penalties and interest) (but excluding, for the avoidance of doubt, any income or capital gains taxes) incurred in connection with the transactions contemplated by the Transaction Documents shall be borne by the Purchaser if the Purchaser is the person subject to such tax or fee under applicable Law.

14.3 This Agreement may be executed in any number of counterparts, and any Party may enter into this Agreement by executing a counterpart, but this Agreement shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all counterparts taken together shall constitute one and the same instrument.

14.4 The Purchaser agrees to provide the Seller, any member of the Seller's Group and their respective advisers on not less than two (2) Business Days' notice and during normal business hours with full and free access (including the right to take copies) to


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

        the books of accounts and other financial records of the Group (subject to the Seller keeping such books and records confidential) which relate to the period up to and including the Closing Date as the Seller or a member of the Seller's Group may reasonably request from time to time for the purpose of preparing its statutory accounts or any computation or return relating to Tax or as may be required by any Tax Authority. The Purchaser further agrees for the same purposes to give the Seller and any member of the Seller's Group reasonable access to its employees (including the employees of the Company and the CRI Subsidiaries) and to respond to reasonable requests from the Seller or any member of the Seller's Group for information.

14.5    (a)     Except as otherwise provided in this Agreement, no delay or omission by any Party in exercising any right, power or remedy provided by applicable Law or under this Agreement shall affect that right, power or remedy or operate as a waiver of it.

        (b) The single or partial exercise of any right, power or remedy provided by applicable Law or under this Agreement shall not preclude any other or further exercise of it or, except as otherwise provided in this Agreement, the exercise of any other right, power or remedy.

        (c) No waiver of any right, power or remedy provided by applicable Law or under this Agreement shall take effect unless it is in writing and signed by authorized representatives of the Party giving the waiver.

14.6 This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

14.7 Nothing in this Agreement will be construed as giving any person, other than the Parties hereto and, as provided in Clause 9.1 and Clause 9.2, the Purchaser Indemnified Parties and the Seller Indemnified Parties, their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

14.8 This Agreement may not be amended or modified unless it is in writing executed by each of the Parties hereto.

14.9 If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

14.10 Nothing in this Agreement and no action taken by either of the Parties hereunder shall be deemed to constitute a partnership, association or other co-operative entity between the Parties or constitute either Party as the agent of the other Party for any purpose or entitle either Party to commit or bind the other Party in any manner.

14.11 Each Party acknowledges and agrees with the other Party that this Agreement and the other Transaction Documents constitute the entire and only agreement between the Parties relating to the subject matter hereof and thereof.

14.12   (a)     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

        (b)     (i)     Any dispute, controversy or claim (whether in contract,
                        tort or otherwise) arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration by three arbitrators in London under the UNCITRAL Arbitration Rules then in force (the "RULES").
                        Each Party shall appoint one arbitrator in accordance with the Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the Rules within thirty (30) days from the date of appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the London Court of International Arbitration, acting in accordance with such rules as it may adopt for this purpose. The language of the arbitration shall be English.

                (ii) In the event of any conflict between the Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                (iii) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.

                (iv) The award of the arbitrators shall be final and binding on the Parties.

                (v) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

        (c) Except for arbitration proceedings pursuant to Clause 14.12(b), no action, lawsuit or other proceeding (other than in connection with the enforcement of an arbitration decision or an action to compel arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

        (d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Transaction Documents and in performing its obligations hereunder and thereunder, and each Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other

                Transaction Documents and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first written above.

                                       Seller
                                       ------

                                       CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.

                                       By /s/ Askar Alshinbaev
                                          --------------------------------------
                                          Askar Alshinbaev
                                          Managing Director




                                       Purchaser
                                       ---------

                                       NRL ACQUISITION CORP.

                                       By /s/ R. Frederick Hodder
                                          --------------------------------------
                                          R. Frederick Hodder
                                          President



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